UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 1, 2011

VIDABLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49672	88-0408213
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1802 N. Carson Street, Suite 108, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 887-0670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

1. On June 23, 2011, we filed a current report on Form 8-K reporting the amendment to our certificate of incorporation to change our corporate name to “Vidable, Inc.” On June 30, 2011, we received notice from FINRA/OTC Corporate Actions that the name change will take effect at the open of business on July 1, 2011. Our new symbol on this date will be “VIBED.OB.” The “D” on our symbol will be removed on July 29, 2011 (20 business days from July 1, 2011).

2. Our Board of Directors approved a 1-for-5,000 reverse stock split of our currently outstanding shares of common stock. The pre-split total shares of common stock outstanding was 1,000,293,791and post-split total shares of common stock outstanding will be 200,059 (subject to adjustment for settlement of fractional shares, which will be rounded up to the nearest whole share). On June 30, 2011, we received notice from FINRA/OTC Corporate Actions that the reverse stock split will take effect at the open of business on July 1, 2011. Our new symbol on this date will be “VIBED.OB.” The “D” on our symbol will be removed on July 29, 2011 (20 business days from July 1, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIDABLE INC. (Registrant)

Date: July 1, 2011	By:	/s/ Lino Luciani
Lino Luciani, President